Exhibit 10.18

                                  Lami Park LLC
          5531 Walker Estates Circle . Salt Lake City . Utah 84117-7660

                              Contract for Services


1. Names

This agreement is between FreeHand Systems, International, Inc., a Delaware corporation (Client), and Lami Park LLC, a Utah limited liability company (Contractor) entered into on this date March 31, 2007. This agreement supersedes and replaces the Agreement dated December 12, 2006 between FreeHand Systems, Inc., a Nevada corporation and Contractor.

2. Services to be Performed

Contractor agrees to perform the following services for Client:

Contractor will provide Roy M. Avondet to act as the Chief Accounting and Financial Officer (CFO) of Client. In this capacity Mr. Avondet will report to Kim Lorz, CEO. Mr. Avondet will perform all of the customary duties associated with the Chief Accounting and Financial Officer and any other responsibilities mutually agreed between Mr. Avondet and Mr. Lorz. It is understood that if appointed as CFO, Mr. Avondet will sign Registration Statements filed with the Securities and Exchange Commission in that capacity.

Although Mr. Avondet is a CPA licensed in the States of California and Utah, this engagement is not for professional accounting services as set forth by either the AICPA or the laws of those states. Neither the Contractor nor Mr. Avondet will express opinions on the financial statements or accounts of Client.

3. Time for Performance

The term of this contract will be from the date signed through March 31, 2008, unless extended by mutual agreement.

4. Payment

Client will pay Contractor as follows: $2,000 per day onsite, including 1/2 of travel time, up to 10 hours; $250 per hour for hours above 10 per day onsite and all other hours worked by Contractor. . Contractor will accept 3/4 of this amount in cash. Contractor will submit invoices monthly that include an accounting of hours spent. Travel and subsistence expenses will be billed monthly at actual cost, supported by receipts. Services and reimbursable expenses are due when billed. Amounts unpaid after 90 days will incur a penalty of 10% plus interest calculated from the date of the bill at the highest legal rate.

Additionally, to compensate Contractor, Client shall issue options commensurate with other senior executives with vesting ratably through the termination date of this agreement. In considering the commensurate number of options, Client may take into account the accelerated vesting schedule and reduce the number of options accordingly.

Contractor expects the total number of days worked each month to be approximately 1/2 of a full time schedule.

5. Terms of Payment

Contractor will submit travel and subsistence and services invoices monthly. Client shall pay Contractor within 10 business days from the date of Contractor's invoice.

6. Late Fees

Late payments by Client shall be subject to late penalty fees as outlined in section 4.

                             Attachment 1 -- Page 1
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7. Limited Liability

This provision allocates the risks under this Agreement between Contractor and Client. Contractor's pricing reflects the allocation of risk and limitation of liability specified below.

Contractor's total liability to Client under this Agreement for damages, costs and expenses shall not exceed the compensation received by Contractor under this Agreement. However, Contractor shall remain liable for bodily injury or personal property damage resulting from grossly negligent or willful actions of Contractor, or Contractor's employees or agents, while on Client's premises to the extent such actions or omissions were not caused by Client.

NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE FOR THE OTHER'S LOST PROFITS, OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE PARTY HAS BEEN ADVISED BY THE OTHER PARTY OF THE POSSIBILITY OF SUCH DAMAGES.

Client agrees to indemnify Contractor for all actions other than those caused by Mr. Avondet's willful action or gross negligence that may be brought against Contractor by a third party as a result of this engagement, including attorneys' fees and court and other costs incurred by Contractor to defend against such actions. In addition, Contractor will be entitled to compensation for any time and expenses (including, without limitation, reasonable legal fees and expenses) that it may incur in considering or responding to discovery requests or other requests for documents or information, or in participating as a witness or otherwise in any legal, regulatory, or other proceedings as a result of Mr. Avondet's performance of these services. Such indemnification will include the same type of indemnity given to other officers by the Client, including coverage of Mr. Avondet under any D&O insurance policy.

8. Equipment and Supplies

Contractor, at Contractor's expense, will provide all equipment, tools, and supplies necessary to perform the contractual services, except for the following, which will be provided by Client:

Suitable workspace, access to company network and email and normal business supplies.

9. Expenses

Contractor will be responsible for all expenses required for the performance of the contractual services, except for the following, which will be paid for by
Client:
      Airfare
      Hotel
      Meals
      Transportation - rental car.
      Airport transfers and/or parking

Contractor shall submit an itemized statement of these expenses. Client shall pay Contractor as outlined in Section 4. All expenses shall be approved by the company.

10. Terminating the Agreement

This agreement will become effective when signed by both parties and will terminate on the earlier of the date Contractor completes the services required by this Agreement or the date a party terminates the Agreement as provided below.

With reasonable cause, either party may terminate this Agreement effective immediately by giving written notice of termination for cause. Reasonable cause includes:

     o   A material violation of this Agreement, or
     o Client's failure to pay Contractor's fees as provided in this agreement, where Contractor has demanded payment, in writing, and has not received payment at least 20 days after the date that such demand was sent to Client.

In addition, either party may terminate this Agreement at any time by giving 30 days written notice of termination.

                             Attachment 1 -- Page 2
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Contractor shall be entitled to full payment for services performed prior to the date this Agreement is terminated.

11. Releases - Not Applicable

12. Independent Contractor Status

The parties intend Contractor to be an independent contractor in the performance of the services. Contractor and Client agree to the following rights consistent with an independent contractor relationship.

     o Contractor will have the right to control and determine the methods and means of performing the contractual services.
     o Contractor has the right to perform services for others during the term of this Agreement.
     o Contractor has the right to hire assistants as subcontractors, or to use employees to provide the services required by this Agreement.
     o Client shall not require Contractor or Contractor's employees or subcontractors to devote full time to performing the services required by this Agreement.
     o Neither Contractor nor Contractor's employees or subcontractors are eligible to participate in any employee pension, health, vacation pay, sick pay or other fringe benefit plan of Client.

13. State and Federal Taxes Client will not:
     (a) withhold Social Security and Medicare taxes from Contractor's payments or make such tax payments on Contractor's behalf, or
     (b) withhold state or federal income tax from Contractor's payments or make state or federal unemployment contributions on Contractor's behalf.

Contractor will pay all applicable taxes related to the performance of services under this contract. This includes income, Social Security, Medicare and self-employment taxes. Contractor will also pay any unemployment contributions related to the performance of services under this contract.

If Contractor is required to pay any federal, state or local sales, use, property or value added taxes based on the services provided under this Agreement, the taxes shall be separately billed to Client. Client shall be responsible for paying any interest or penalties incurred due to late payment or nonpayment of any taxes by Client.

14. Disputes

If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected.

The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by an arbitrator to be mutually selected.

Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers' fees, will be allocated by the arbitrator.

15. No Partnership

This Agreement does not create a partnership relationship. Neither party has authority to enter into contracts on the other's behalf. Mr. Avondet in his capacity as Chief Financial Officer may enter into contracts for the Client in accordance with guidelines set forth.

                             Attachment 1 -- Page 3
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16. Entire Agreement

This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

17. Successors and Assignees

This agreement binds and benefits the heirs, successors and assignees of the parties.

18. Notices

All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:
     o   in person
     o   by certified mail, or
     o   by overnight courier.

19. Governing Law

This agreement will be governed by and construed in accordance with the laws of the state of Utah.

20. Counterparts

This agreement may be signed by the parties in different counterparts and the signature pages combined will create a document binding on all parties.

21. Modification

This agreement may be modified only in a writing signed by all the parties.

22. Waiver

If one party waives any term or provision of this agreement at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

23. Severability

If any court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

                             Attachment 1 -- Page 4
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Signature Page

CLIENT

FreeHand Systems, Inc.,
a Nevada corporation
95 First Street
Suite 200
Los Altos, California 94022


Dated:   March 31, 2007

By:      /s/ Michael Hamilton
         ----------------------------
         Mike Hamilton
         Senior Vice President

CONTRACTOR

Lami Park LLC,
a Utah limited liability company
5531 Walker Estates Circle
Salt Lake City, Utah 84117-7660
Taxpayer ID: 20-5278270


Dated:   March 31, 2007

By:      /s/ Roy M. Avondet
         ----------------------------
         Roy M. Avondet
         Manager


                             Attachment 1 -- Page 5